SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2010

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 3, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 14,266,979 shares of the Company’s common stock were entitled to vote as of April 15, 2010, the record date for the Annual Meeting, of which 11,496,984 were present in person or by proxy at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company were asked to elect three directors to serve as Class I directors of the Board for a three-year term expiring on the date of the Company’s 2013 Annual Meeting of Stockholders. The results of the vote taken at the Annual Meeting with respect to the election of the Class I directors were as follows:

Director	For	Withheld
Stephen J. Sullivan	6,753,210	3,684,488
Gerald P. Belle	9,701,604	736,094
John Federspiel	9,701,704	735,994

At the Annual Meeting, the stockholders were also asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The results of the vote taken at the Annual Meeting with respect to the ratification of the appointment of Ernst & Young LLP were as follows:

	For	Against	Abstain

Ratification of Ernst & Young LLP	11,475,199	21,785	0

Each of the aforementioned proposals submitted to the stockholders at the Annual Meeting was approved by the final voting results set forth above.

                           * * * * * * *

                            SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PDI, INC.

                                                 By: /s/ Jeffrey Smith
                             Jeffrey Smith
                                            Chief Financial Officer

Date: June 8, 2010